Exhibit 99

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES

FOURTH QUARTER AND FISCAL YEAR 2022 RESULTS

Pennsauken, NJ – March 15, 2023 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care, and information technology services, today announced financial results for the thirteen and fifty-two weeks ended December 31, 2022.

RCM Technologies reported revenue of $70.2 million for the thirteen weeks ended December 31, 2022 (the current period), an increase of 8.2% compared to $64.9 million for the thirteen weeks ended January 1, 2022 (the comparable prior-year period). Gross profit was $20.5 million for the current period, a 15.0% increase compared to $17.8 million for the comparable prior-year period.  The Company experienced GAAP operating income of $6.8 million for the current period compared to $7.1 million for the comparable prior-year period.  The Company experienced GAAP net income of $4.8 million, or $0.48 per diluted share, for the current period compared to $6.0 million, or $0.52 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA (non-GAAP) of $7.0 million for the current period compared to $5.3 million for the comparable prior-year period.

RCM Technologies reported revenue of $284.7 million for the fifty-two weeks ended December 31, 2022 (the current period), an increase of 39.6% compared to $203.9 million for the fifty-two weeks ended January 1, 2022 (the comparable prior-year period). Gross profit was $82.9 million for the current period, a 56.1% increase compared to $53.1 million for the comparable prior-year period.  The Company experienced GAAP operating income of $28.8 million for the current period compared to $14.1 million for the comparable prior-year period.  The Company experienced GAAP net income of $20.9 million, or $2.00 per diluted share, for the current period compared to $11.0 million, or $0.95 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA (non-GAAP) of $29.5 million for the current period compared to $11.1 million for the comparable prior-year period.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “Our fiscal 2022 performance is a compelling demonstration of our strategy of investing behind world-class talent in secular growth markets. As a result, we believe RCM is well positioned to provide attractive returns for many years to come.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “We finished 2022 strong, demonstrating robust growth in revenue, EBITDA, and earnings per share while investing heavily in the future. In addition, the Company's strong discretionary cash generating characteristics provided us over $28 million in cash flow from operations in 2022, which we expect to assist the Company in producing enhanced returns over the long-term.”

Conference Call

On Thursday, March 16, 2023, RCM Technologies will host a conference call to discuss these results. The call will begin at 11:00 a.m. Eastern Time. The dial-in number is (800) 285-6670.

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in delivering these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM's offices are located in major metropolitan centers throughout North America and Serbia. Additional information can be found at www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995. They are subject to various risks, uncertainties, and other factors that could cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline, and potential project wins, and our expectations for investment and growth in our business. Such statements are based on current expectations that involve several known and unknown risks, uncertainties, and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties, and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties, and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Thirteen Weeks Ended
	December 31, 2022	January 1, 2022
Revenue	$70,221	$64,922
Cost of services	49,755	47,128
Gross profit	20,466	17,794
Selling, general and administrative	13,433	12,453
Depreciation and amortization of property and equipment	266	232
Amortization of acquired intangible assets	46	-
Gain on sale of assets	-	(269)
Remeasurement of acquisition related contingent consideration	(88)	(1,713)
Operating income	6,809	7,091
Other (income) expense, net	(349)	65
Income before income taxes	6,460	7,098
Income tax expense	1,623	1,124
Net income	$4,837	$5,974

Diluted net earnings per share data	$0.48	$0.52

	Fifty-Two Weeks Ended
	December 31, 2022	January 1, 2022
Revenue	$284,680	$203,875
Cost of services	201,753	150,751
Gross profit	82,927	53,124
Selling, general and administrative	53,395	42,019
Depreciation and amortization of property and equipment	995	1,007
Amortization of acquired intangible assets	46	95
Gain on sale of assets	(219)	(2,420)
Remeasurement of acquisition related contingent consideration	(88)	(1,713)
Operating income	28,798	14,136
Other expense (income), net	318	(222)
Income before income taxes	28,480	13,914
Income tax expense	7,591	2,925
Net income	$20,889	$10,989

Diluted net earnings per share data	$2.00	$0.95

RCM Technologies, Inc.

Summary Consolidated Selected Balance Sheet Data

(In Thousands)

	December 31, 2022	January 1, 2022
	(Unaudited)
Cash and cash equivalents	$339	$235
Accounts receivable, net	$50,762	$48,240
Total current assets	$59,017	$51,971
Total assets	$87,964	$72,852
Total current liabilities	$40,424	$29,857
Borrowings under line of credit	$8,783	$14,151
Total liabilities	$56,002	$46,883
Stockholders’ equity	$31,962	$25,969

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis

(Unaudited)

(In Thousands)

The following non-GAAP measures, which adjust for the categories of expenses described below, are non-GAAP financial measures.  Our management believes that these non-GAAP financial measures (“Adjusted operating income,” “EBITDA” and “Adjusted EBITDA”) are useful information for investors, shareholders, and other stakeholders of our Company in gauging our results of operations on an ongoing basis and to enhance investors’ overall understanding of our current financial performance and period-to-period comparisons.  Adjusted operating income, EBITDA and Adjusted EBITDA should not be considered alternatives to net income as an indicator of performance.  In addition, Adjusted operating income, EBITDA and Adjusted EBITDA do not take into account changes in certain assets and liabilities and interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read-only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company’s GAAP net income and the corresponding adjustments used to calculate Adjusted operating income, EBITDA and Adjusted EBITDA for the thirteen and fifty-two weeks ended December 31, 2022 and January 1, 2022.

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
GAAP operating income	$6,809	$7,091	$28,798	$14,136
Adjustments
Gain on sale of assets	-	(269)	(219)	(2,420)
Remeasurement of acquisition related contingent consideration	(88)	(1,713)	(88)	(1,713)
Adjusted operating income (non-GAAP)	$6,721	$5,109	$28,491	$10,003

GAAP net income	$4,837	$5,974	$20,889	$10,989
Income tax expense	1,623	1,124	7,591	2,925
Interest expense, net	169	58	370	365
Change in fair value of contingent consideration	-	-	-	52
Depreciation of property and equipment	266	232	995	1,007
Amortization of acquired intangible assets	46	-	46	95
EBITDA (non-GAAP)	$6,941	$7,388	$29,891	$15,433

Adjustments
Gain on sale of assets	-	(269)	(219)	(2,420)
Remeasurement of acquisition related contingent consideration	(88)	(1,713)	(88)	(1,713)
Loss (gain) on foreign currency transactions	180	(65)	(52)	(195)
Adjusted EBITDA (non-GAAP)	$7,033	$5,341	$29,532	$11,105

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis (Continued)

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
GAAP net income	$4,837	$5,974	$20,889	$10,989
Adjustments
Gain on sale of assets	-	(269)	(219)	(2,420)
Remeasurement of acquisition related contingent consideration	(88)	(1,713)	(88)	(1,713)
Tax impact from normalized rate	24	(282)	83	237
Adjusted net income (non-GAAP)	$4,773	$3,710	$20,665	$7,093

GAAP diluted net earnings per share	$0.48	$0.54	$2.00	$0.95
Adjustments
Gain on sale of assets	-	(0.02)	(0.02)	(0.21)
Remeasurement of acquisition related contingent consideration	(0.01)	(0.16)	(0.01)	(0.15)
Tax impact from normalized rate	-	(0.02)	0.01	0.02
Adjusted diluted net earnings per share (non-GAAP)	$0.47	$0.34	$1.98	$0.61

RCM Technologies, Inc.

Summary of Selected Income Statement Data

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended December 31, 2022
	Specialty Health Care	Engineering	Information Technology	Consolidated

Revenue	$35,810	$24,211	$10,200	$70,221
Cost of services	24,771	18,565	6,419	49,755
Gross profit	$11,039	$5,646	$3,781	$20,466
Gross profit margin	30.8%	23.3%	37.1%	29.15%

	Thirteen Weeks Ended January 1, 2022
	Specialty Health Care	Engineering	Information Technology	Consolidated

Revenue	$34,772	$18,290	$11,860	$64,922
Cost of services	25,613	13,234	8,281	47,128
Gross profit	$9,159	$5,056	$3,579	$17,794
Gross profit margin	26.3%	27.6%	30.2%	27.4%

	Fifty-Two Weeks Ended December 31, 2022
	Specialty Health Care	Engineering	Information Technology	Consolidated

Revenue	$159,448	$85,937	$39,295	$284,680
Cost of services	111,543	64,218	25,992	201,753
Gross profit	$47,905	$21,719	$13,303	$82,927
Gross profit margin	30.0%	25.3%	33.9%	29.1%

	Fifty-Two Weeks Ended January 1, 2022
	Specialty Health Care	Engineering	Information Technology	Consolidated

Revenue	$98,495	$66,172	$39,208	$203,875
Cost of services	73,177	50,109	27,465	150,751
Gross profit	$25,318	$16,063	$11,743	$53,124
Gross profit margin	25.7%	24.3%	30.0%	26.1%

RCM Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Fifty-Two Weeks Ended
	December 31, 2022	January 1, 2022
Net income	$20,889	$10,989
Adjustments to reconcile net income to cash used in operating activities	4,539	1,790
Changes in operating assets and liabilities:
Accounts receivable	(1,509)	(14,710)
Prepaid expenses and other current assets	(2,350)	1,838
Net of transit accounts receivable and payable	5,434	(1,317)
Accounts payable and accrued expenses	4,919	1,518
Accrued payroll and related costs	24	149
Right of use liabilities	(1,486)	(1,763)
Income taxes payable	276	(436)
Deferred revenue	(2,300)	3,020
Deposits	4	(7)
Total adjustments	7,571	(9,918)
Net cash provided by operating activities	28,440	1,071

Net cash (used in) provided by investing activities	(4,976)	6,135
Net cash used in financing activities	(23,128)	(7,554)
Effect of exchange rate changes on cash and cash equivalents	(232)	(151)
Increase (decrease) in cash and cash equivalents	$104	($499)